PROMISSORY NOTE

Amount Owed:	Up to $3,000,000	Dated: April 8, 2011
Duration of Note:	On Demand

FOR VALUE RECEIVED, the undersigned, SENESCO TECHNOLOGIES, INC. residing at 303 George Street, New Brunswick, NJ 08901 promises to pay to J.P. Morgan Clearing Corp. at 383 Madison Avenue, New York, NY 10179 the principal sum of up to ($3,000,000.00) or such lesser amount of unpaid principal under the note (as set forth on the monthly brokerage statement of JMP Securities LLC) together with interest at Base Lending Rate as established by J.P. Morgan Clearing Corp. from time to time plus 2% percent per annum.

The principal of this Note and any unpaid interest shall be payable on demand. Interest shall be charged and accrued monthly on the unpaid portion of the principal amount and be payable at maturity.  This Note shall be deemed satisfied in full upon receipt of the required payments (subject to collection).

The undersigned shall have the right to prepay this Note or any interest thereon, in whole or in part, at any time, without notice or penalty.

Presentment, notice of dishonor, protest and all other notices or demands (other than a demand for payment) in connection with the delivery, acceptance, performance, default, or endorsement of this Note are hereby waived.  This Note may not be changed or terminated orally.

If any action or proceeding be commenced to collect this Note, the undersigned agrees to pay all costs and expenses of such action or proceeding, including a reasonable attorney’s fee.  New York law shall govern the execution, performance and construction of this Note.  The undersigned and J.P. Morgan Clearing Corp. hereby submit to arbitration before the facilities of the New York Stock Exchange, Inc. for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

/s/ Joel Brooks
Authorized Signatory

STATE OF                      _____________________)
            ss:
COUNTY OF                  _____________________)

On the __________________day of _______________, before me personally appeared ______________________to me known and known to me to be the person executed the foregoing instrument, and acknowledged to me that he/she executed the same.

Notary Public